UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2018

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11270 West Park Place, Suite 1000, Milwaukee, WI 53224

(Address of principal executive offices including zip code)

((414) 760-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 12, 2018, the Board of Directors of The Manitowoc Company, Inc. (the “Company”) appointed Brian P. Regan as the Company’s Vice President, Corporate Controller and Principal Accounting Officer.

Mr. Regan is 45 years old and most recently served as Vice President Finance, Business Unit Chief Financial Officer of SPX Transformer Solutions, Inc., a division of SPX Corporation (“SPX”), since January 2013, as controller of the SPX Flow Technology segment since 2010, and in other financial or accounting roles since joining SPX in 2006.  Prior to joining SPX, Mr. Regan worked at Ernst & Young LLP from 2000 until 2005.  Mr. Regan is a certified public accountant.  Mr. Regan earned a Bachelor of Arts in Liberal Arts, with an economics and accounting concentration, from the College of the Holy Cross in Worcester, Massachusetts.

Mr. Regan has no family relationships with any of the Company’s directors or executive officers.  There are no related party transactions between the Company and Mr. Regan.

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

Effective November 12, 2018, the Board of Directors of the Company approved and adopted an amendment to the Company’s Restated By-Laws, amending Article I, Section 1 to update the principal office location of the Company.

The forgoing description is qualified in its entirety by reference to the full text of the Company’s Restated By-Laws, as amended, filed herewith as Exhibit 3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.  The exhibit listed in the exhibit index below is being filed herewith.

EXHIBIT INDEX

3Restated By-laws, as amended to date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: November 13, 2018	/s/ Thomas L. Doerr, Jr.
Thomas L. Doerr, Jr.
Senior Vice President, General Counsel & Secretary

3